                                                                 Exhibit 10.2.31

                              EMPLOYMENT AGREEMENT


         This Employment Agreement is made and entered into effective as of January 1, 1996 ("Effective Date"), by and between NEOPROBE CORPORATION, a Delaware Corporation with a place of business at 425 Metro Place North, Suite 400, Dublin, Ohio 43017-1367 (the "Company") and JOHN L. RIDIHALGH of Columbus, Ohio (the "Employee").

         WHEREAS, the Company and the Employee entered into an Employment Agreement dated as of July 1, 1993, which was amended by a letter agreement dated February 16, 1995 (the "1993 Employment Agreement"); and

         WHEREAS, the Company and the Employee wish to establish new terms, covenants, and conditions for the Employee's continued employment with the Company through this agreement ("Employment Agreement").

         NOW, THEREFORE, in consideration of the mutual agreements herein set forth, the parties hereto agree as follows:

     1. DUTIES. From and after the Effective Date, and based upon the terms and conditions set forth herein, the Company agrees to employ the Employee and the Employee agrees to be employed by the Company, as Chairman of the Board and Chief Executive Officer of the Company and in such equivalent or additional executive level position or positions as shall be assigned to him by the Board of Directors. While serving in such executive level position or positions, the Employee shall report to, be responsible to, and shall take direction from the Board of Directors of the Company. During the Term of this Employment Agreement (as defined in Section 2 below), the Employee agrees to devote substantially all of his working time to the position he holds with the Company and to faithfully, industriously, and to the best of his ability, experience and talent, perform the duties which are assigned to him. The Employee shall observe and abide by the reasonable corporate policies and decisions of the Company in all business matters.

         The Employee represents and warrants to the Company that Exhibit A attached hereto sets forth a true and complete list of (a) all offices, directorships and other positions held by the Employee in corporations and firms other than the Company and its subsidiaries and (b) any investment or ownership interest in any corporation or firm other than the Company beneficially owned by the Employee (excluding investments in life insurance policies, bank deposits, publicly traded securities that are less than five percent (5%) of their class and real estate). The Employee will promptly notify the Board of Directors of the Company of any additional positions undertaken or investments made by the Employee during the Term of this Employment Agreement if they are of a type which, if they had existed on the date hereof, should have been listed on Exhibit A hereto. As long as the Employee's other positions or investments in other firms do not create a conflict of interest, violate the Employee's obligations under Section 7 below or cause the Employee to neglect his duties hereunder, such activities and positions shall not be deemed to be a breach of this Employment Agreement.

     2. TERM. Subject to Sections 4 and 5 hereof, the Term of this Employment Agreement shall be for a period of three (3) years, commencing January 1, 1996 and terminating December 31, 1998. At least twelve (12) months prior to the expiration of the Term hereof, the Company shall provide Employee with written notice that it intends to extend the Term hereof, and Employee and Company then shall negotiate any changes to this Employment Agreement for the extension thereof.

     3. COMPENSATION. During the Term of this Employment Agreement, the Company shall pay, and the Employee agrees to accept as full consideration for the services to be rendered by the Employee hereunder, compensation consisting of the following:

         A. SALARY. Beginning on the first day of the Term and throughout the first year of this Employment Agreement, the Company shall pay the Employee a salary of $250,000 per year, payable in semi-monthly or monthly installments. Promptly after both parties have signed counterparts of this Agreement, the Company will pay to the Employee an amount equal to the amount by which the salary provided in the previous sentence exceeds the base salary actually paid to the Employee during the period from the begining of the Term through the date of payment. During the second year of the Employment Agreement, the Company shall pay the Employee a salary of at least $262,500 per year, payable in semi-monthly or monthly installments. During the third year of the Employment Agreement, the Company shall pay the Employee a salary of at least $275,500 per year, payable in semi-monthly or monthly installments.

         B. BONUS. The Compensation Committee of the Board of Directors will, on an annual basis, review the performance of the Company and of the Employee and will pay such bonus as it deems appropriate, in its discretion, to the Employee based upon such review. Such review and bonus shall be consistent with any bonus plan adopted by the Compensation Committee which covers the executive officers of the Company generally.

         C. BENEFITS. During the Term of this Employment Agreement, the Employee will receive such employee benefits as are generally available to all employees of the Company.

         D. STOCK OPTIONS. The Compensation Committee of the Board of Directors may, from time to time, grant stock options, restricted stock purchase opportunities and such other forms of stock based incentive compensation as it deems appropriate, in its discretion, to the Employee under the Company's Stock Option and Restricted Stock Purchase Plan and the 1996 Stock Incentive Plan (the "Stock Plans"). The terms of the relevant award agreements shall govern the rights of the Employee and the Company thereunder in the event of any conflict between such agreement and this Employment Agreement.

         E. RESTRICTED STOCK. Simultaneously with the execution of this Employment Agreement, the Employee will enter into a Restricted Stock Purchase Agreement under the 1996 Stock Incentive Plan in the form attached hereto as Exhibit B. The terms of such agreement shall govern the rights of the Employee and the Company thereunder in the event of any conflict between such agreement and this Employment Agreement.

         F. CONTINUATION. Employee's salary and benefits shall be paid by the Company for the full Term if the Employee is terminated without cause. The salary and benefits shall cease if the Employee is terminated for cause or if the Employee resigns (see Section 4).

         G. VACATION. The Employee shall be entitled to twenty (20) days of vacation during each calendar year during the Term of this Employment Agreement.

         H. CHANGE OF CONTROL SEVERANCE. In addition to the rights of the Employee under the Company's employee benefit plans (paragraphs C and F above) or otherwise but in lieu of any payment of base salary under paragraph F above, if there is a Change in Control of the Company (as defined below) and the employment of the Employee is concurrently or subsequently terminated (a) by the Company without cause, (b) by the expiration of the Term of this Employment Agreement, or (c) by the resignation of the Employee because he has reasonably determined in good faith that his titles, authorities, responsibilities, salary, bonus opportunities or benefits have been materially diminished, that a material adverse change in his working conditions has occurred or the Company has breached this Employment Agreement, the Employee shall be paid a severance payment equal to twice the annual base salary of Employee as in effect immediately before such termination less the amount of any payments of salary due to Employee under paragraph F above.

              For the purpose of this Employment Agreement, a Change in Control of the Company has occurred when: (a) any person (defined for the purposes of this paragraph H to mean any person within the meaning of Section 13(d) of the Securities Exchange Act of 1934 (the "Exchange Act")), other than Neoprobe or an employee benefit plan created by its Board of Directors for the benefit of its employees, either directly or indirectly, acquires beneficial ownership (determined under Rule 13d-3 of the Regulations promulgated by the Securities and Exchange Commission under
              Section 13(d) of the Exchange Act) of securities issued by Neoprobe having fifteen percent (15%) or more of the voting power of all the voting securities issued by Neoprobe in the election of Directors at the next meeting of the holders of voting securities to be held for such purpose; (b) a majority of the Directors elected at any meeting of the holders of voting securities of Neoprobe are persons who were not nominated for such election by the Board of Directors or a duly constituted committee of the Board of Directors having authority in such matters; (c) the stockholders of Neoprobe approve a merger or consolidation of Neoprobe with another person, other than a merger or consolidation in which the holders of Neoprobe's voting securities issued and outstanding immediately before such merger or consolidation continue to hold voting securities in the surviving or resulting corporation (in the same relative proportions to each other as existed before such event) comprising eighty percent (80%) or more of the voting power for all purposes of the surviving or resulting corporation; or (d) the stockholders of Neoprobe approve a transfer of substantially all of the assets of

              Neoprobe to another person other than a transfer to a transferee, eighty percent (80%) or more of the voting power of which is owned or controlled by Neoprobe or by the holders of Neoprobe's voting securities issued and outstanding immediately before such transfer in the same relative proportions to each other as existed before such event.

     4. TERMINATION. The Company may terminate the employment of the Employee prior to the end of the Term of this Employment Agreement without cause or "for cause."

         A. Termination "for cause" shall be defined as a termination by the Company of the employment of the Employee occasioned by a willful breach of a material duty by the Employee in the course of his employment or willful and continued neglect of his duty as an employee hereunder.

         B. In the event of termination by the Company "for cause", all salary, benefits and other payments shall cease at the time of termination, and the Company shall have no further obligations to the Employee. In the event that a benefit plan or Stock Plan which covers the Employee has specific provisions concerning termination of employment, then such benefit plan or Stock Plan shall control the disposition of the benefits or stock options.

         C. The parties agree that the employment relationship described herein shall end on the termination date set forth in Section 2, unless the parties agree at least six (6) months prior to the termination date, in writing, to extend this Employment Agreement as set forth in Section 2. Nevertheless, if the Employee continues to render services in the Company's employ after that termination date in the absence of such written extension, it is understood that such continued employment will be "at will," terminable at any time by either party.

         D. Should the Company relocate to another city and Employee decide not to relocate also, cessation of employment shall be without cause hereunder. A termination without cause is a termination of employment before the end of the Term of this Employment Agreement that is not for cause and not occasioned by the resignation, death or disability of the Employee.

         E. The Company may terminate the employment of the Employee prior to the end of the Term of this Employment Agreement if the Employee has been unable to perform his duties hereunder for a continuous period of six (6) months due to a physical or mental condition that, in the opinion of a licensed physician, will be of indefinite duration or is without a reasonable probability of recovery. The Employee agrees to submit to an examination by a licensed physician of his choice in order to obtain such opinion at the request of the Company, made after the Employee has been absent from his place of employment for at least six (6) months. Such examination shall be paid for by the Company. However, this provision does not abrogate either the Company's or the Employee's rights and obligations pursuant to the Family and Medical Leave Act of 1993, and a termination of employment under this paragraph E shall not be deemed to be a termination for cause.

     5. RESIGNATION, DEATH OR DISABILITY.

         A. If, during the Term of this Employment Agreement, the Employee resigns for any reason, all salary, benefits and other payments (except as otherwise provided in Section 3.H. above) shall cease at the time such resignation becomes effective. In the event that a benefit plan or Stock Plan which covers the Employee has specific provisions relative to resignation by an employee, then such benefit plan or Stock Plan shall control the disposition of the benefits or stock options.

         B. If during the Term of this Employment Agreement, the Employee dies or his employment is terminated because of his disability (see
              Section 4.E. above), all salary, benefits and other payments shall cease at the time of death or disability, provided, however, that the Company shall provide such health, dental and similar insurance or benefits as were provided to Employee immediately before his termination by reason of death or disability, to Employee or his family for six (6) months after such termination on the same terms and conditions (including cost) as were applicable before such termination. In addition, for the first six
              (6) months of disability, the Company shall pay to the Employee the difference, if any, between any cash benefits received by the Employee from a Company-sponsored disability insurance policy and the Employee's salary hereunder. In the event that such a benefit plan or a Stock Plan which covers the Employee has specific provisions concerning the death or disability of an employee (e.g., life insurance or disability insurance), then such benefit plan or Stock Plan shall control the disposition of such benefits or stock options.

         C. The language set forth in this Section 5 shall not limit the Company's right to seek other remedies for damages incurred in the event Employee fails to comply with the terms of this Employment Agreement.

     6. PROPRIETARY INFORMATION AGREEMENT. Employee has executed a Proprietary Information Agreement as a condition of employment with the Company. The Proprietary Information Agreement shall not be limited by this Employment Agreement in any manner, and the Employee shall act in accordance with the provisions of the Proprietary Information Agreement at all times during the Term of this Employment Agreement.

     7. NON-COMPETITION. Employee agrees that for so long as he is employed by the Company under this Employment Agreement and for two (2) years thereafter, the Employee will not

         A. enter into the employ of or render any services to any person, firm, or corporation, which is engaged, in any part, in a Competitive Business (as defined below);

         B.   engage in any Competitive Business for his own account;

         C. become associated with or interested in through retention or by employment any Competitive Business as an individual, partner, shareholder, creditor, director, offi-cer, principal, agent, employee, trustee, consultant, advisor, or in any other relationship or capacity; or

         D. solicit, interfere with, or endeavor to entice away from the Company, any of its customers, strategic partners, or sources of supply.

         Nothing in this Employment Agreement shall preclude Employee from investing his personal assets in the securities of any Competitive Business if such securities are traded on a national stock exchange or in the over-the-counter market and if such investment does not result in his beneficially owning, at any time, more than one percent (1%) of the publicly-traded equity securities of such Competitive Business. "Competitive Business" for purposes of this Employment Agreement shall mean any business or enterprise which:

         a. is engaged in the development and/or commercialization of products and/or systems for use in (1) the intraoperative detection of cancer and/or (2) Activated Cellular Therapy for cancer, or

         b. reasonably understood to be competitive in the relevant market with products and/or systems described in clause a above, or

         c. the Company engages in during the Term of this Employment Agreement pursuant to a determination of the Board of Directors and from which the Company derives a material amount of revenue or in which the Company has made a material capital investment.

         The Company hereby waives any claim that the stock ownership interest of Employee in Cira Technologies, Inc., a Delaware corporation, and his participation in the management thereof are violations of the provisions of this Section 7. The Employee acknowledges that but for the waiver set forth in the preceding sentence such ownership interest and participation in the management of Cira would constitute ownership of an equity interest and participation in the management of a Competitive Business.

         The covenant set forth in this Section 7 shall terminate immediately upon the termination of the employment of the Employee by the Company without cause or at the end of the Term of this Employment Agreement.

     8. ARBITRATION. Any dispute or controversy arising under or in connection with this Employment Agreement shall be settled exclusively by arbitration in Columbus, Ohio, in accordance with the nonunion employment arbitration rules of the American Arbitration Association ("AAA") then in effect. If specific nonunion employment dispute rules are not in effect, then AAA commercial arbitration rules shall govern the dispute. If the amount claimed exceeds $100,000, the arbitration shall be before a panel of three arbitrators. Judgment may be entered on the arbitrator's award in any court having jurisdiction. The Company shall indemnify the Employee against, and hold him harmless from, any attorney's fees, court costs and other expenses incurred by the Employee in connection with the preparation, commencement, prosecution, defense or enforcement of any arbitration, award, confirmation or judgment in order to assert or defend any right or obtain any payment under paragraph H of Section 3 above or under this sentence; without regard to the success of the Employee or his attorney in any such arbitration or proceeding.

     9. GOVERNING LAW. The Employment Agreement shall be governed by and construed in accordance with the laws of the State of Ohio.

     10. VALIDITY. The invalidity or unenforceability of any provision or provisions of this Employment Agreement shall not affect the validity or enforceability of any other provision of the Employment Agreement, which shall remain in full force and effect.

     11. ENTIRE AGREEMENT.

         A. The 1993 Employment Agreement is terminated as of the effective date of this Employment Agreement, except that the Stock Options granted to the Employee in the 1993 Employment Agreement or in any previous employment agreement or by the Compensation Committee remain in full force and effect, and survive the termination of the 1993 Employment Agreement and except that the bonus opportunities granted to the Employee in paragraph 3 of the letter agreement dated February 16, 1995 remain in full force and effect, and survive the termination of the 1993 Employment Agreement.

         B. This Employment Agreement constitutes the entire understanding between the parties with respect to the subject matter hereof, superseding all negotiations, prior discussions, and preliminary agreements. This Employment Agreement may not be amended except in writing executed by the parties hereto.

     12. EFFECT ON SUCCESSORS OF INTEREST. This Employment Agreement shall inure to the benefit of and be binding upon heirs, administrators, executors, successors and assigns of each of the parties hereto. Notwithstanding the above, the Employee recognizes and agrees that his obligation under this Employment Agreement may not be assigned without the consent of the Company.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Employment Agreement as of the date first written above.


NEOPROBE CORPORATION                         EMPLOYEE


By:  /s/  David C. Bupp                      /s/  John L. Ridihalgh
    ------------------------------           -------------------------
          David C. Bupp, President                John L. Ridihalgh